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                                                                    EXHIBIT 23.1

                        CONSENT OF DELOITTE & TOUCHE LLP

Globalstar, L.P. and Globalstar Capital Corporation

     We consent to the incorporation by reference in this Registration Statement of Globalstar, L.P. and Globalstar Capital Corporation on Form S-4 of our report dated February 24, 1997 on the consolidated financial statements of Globalstar, L.P. appearing in the Annual Report on Form 10-K of Globalstar Telecommunications Limited for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP

San Jose, California
April 17, 1997